UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2023
Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023, the Federal Home Loan Bank of Topeka (“FHLBank”) announced the election of Steve G. Bradshaw, Holly M. Johnson, Craig A. Meader, and Gregg L. Vandaveer to its Board of Directors. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated November 7, 2023. At the time of such report, FHLBank had not yet received non-objection from the Federal Housing Finance Agency (“FHFA”) for its 2024 Board of Directors Compensation Policy.

This Form 8-K/A reports that on January 3, 2024, the FHFA informed FHLBank of its non-objection to FHLBank’s 2024 Board of Directors Compensation Policy, which was adopted by FHLBank’s Board of Directors on December 15, 2023.

FHLBank will compensate its directors pursuant to FHLBank’s 2024 Board of Directors Compensation Policy, which became effective as of January 1, 2024. FHLBank directors will receive the payment of fees that are intended to compensate directors for their time preparing for and attending board and committee meetings and fulfilling the other obligations of a director of FHLBank. The 2024 Board of Directors Compensation Policy establishes a Maximum Annual Compensation, which generally provides that a director (other than board chair, board vice chair, and committee chairs) shall be paid an annual fee of $123,000. The board chair shall be paid an annual fee of $160,000, the board vice chair shall be paid an annual fee of $140,000, and directors serving as committee chairs shall be paid an annual fee of $130,000. In the event an individual serves as both vice chair and as a committee chair, that individual shall be entitled to an increase of $5,000 in their Maximum Annual Compensation. Directors will receive one quarter of the Maximum Annual Compensation following the end of each calendar quarter. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties. Directors may realize the benefit of reasonable spouse/partner/significant other/family guest travel expenses that qualify as perquisites for one meeting per calendar year as designated by the chair of the board. Directors are also entitled to participate in FHLBank’s Benefit Equalization Plan, a non-qualified, unfunded deferred compensation plan, under which each director may defer all or a portion of his or her compensation.

The foregoing description of the 2024 Board of Directors Compensation Policy is qualified in its entirety by reference to the copy of the 2024 Board of Directors Compensation Policy attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index	Exhibit Description
10.1	2024 Board of Directors Compensation Policy
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

01/05/2024	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Executive Vice President, Chief Legal and Ethics Officer, Corporate Secretary